Exhibit 99.1

Press Release

For Immediate News Release
April 13, 2011

Mission West Properties Announces First Quarter 2011 Operating Results

Cupertino, CA – Mission West Properties, Inc. (NASDAQ: MSW) reported today that Funds From Operations (“FFO”) for the quarter ended March 31, 2011 was approximately $16,240,000, or $0.15 per diluted common share, (considering the potential effect of all O.P. units being exchanged for shares of the Company’s common stock) as compared to approximately $16,506,000, or $0.16 per diluted common share, for the same period in 2010. For the quarter ended March 31, 2010, unrealized holding gain from investment in marketable securities accounted for approximately $1,853,000, or $0.02 per diluted common share. On a sequential quarter basis, FFO for the quarter ended December 31, 2010, was approximately $0.11 per diluted common share.

Net income for the quarter ended March 31, 2011, was approximately $9,936,000 as compared to approximately $10,143,000 for the quarter ended March 31, 2010. Net income per diluted share available to common stockholders was approximately $0.11 for both quarters ended March 31, 2011 and 2010. For the quarter ended March 31, 2010, unrealized holding gain from investment in marketable securities of $1,853,000 accounted for approximately $0.02 per diluted common share.

In March 2011, the Company’s board of directors approved management’s recommendation to decrease the Company’s quarterly dividend payment rate to common stockholders and O.P. unit holders from $0.15 to $0.13 per share effective the first quarter of 2011.

Company Profile

Mission West Properties, Inc. operates as a self-managed, self-administered and fully integrated REIT engaged in the management, leasing, marketing, development and acquisition of commercial R&D properties, primarily located in the Silicon Valley portion of the San Francisco Bay Area. Currently, the Company manages 111 properties totaling approximately 8.0 million rentable square feet. For additional information, please contact Investor Relations at 408-725-0700.

The matters described herein contain forward-looking statements. Such statements can be identified by the use of forward-looking terminology such as “will,” “anticipate,” “estimate,” “expect,” “intend,” or similar words. Forward-looking statements involve a number of risks, uncertainties or other factors beyond the Company’s control, which may cause material differences in actual results, performance or other expectations. These factors include, but are not limited to, the ability to complete acquisitions from the Berg Group and other factors detailed in the Company’s registration statements, and periodic filings with the Securities & Exchange Commission.

MISSION WEST PROPERTIES, INC.
SELECTED FINANCIAL DATA
(In thousands, except share, per share and property data amounts)

	Three Months Ended Mar 31, 2011	Three Months Ended Mar 31, 2010
OPERATING REVENUES:
Rental income	$21,777 (6)	$20,814
Tenant reimbursements	4,644	4,440
Other income	1,101	658
Total operating revenues	27,522	25,912

OPERATING EXPENSES:
Operating and maintenance	2,654	2,938
Real estate taxes	3,205	3,212
General and administrative	521	518
Depreciation and amortization	5,827 (1)	5,921 (1)
Total operating expenses	12,207	12,589

Operating income	15,315	13,323

OTHER INCOME (EXPENSES):
Equity in (loss) earnings of unconsolidated joint venture	(8)	76
Interest and dividend income	69	50
Unrealized gain from investment	-	1,853
Interest expense	(5,279)	(4,849)
Interest expense – related parties	(146)	(297)
Income from continuing operations	9,951	10,156

Discontinued operations:
Loss from discontinued operations	(15)	(13)

Net income	9,936	10,143

Net income attributable to noncontrolling interests	(7,536)	(7,685)
Net income available to common stockholders	$2,400	$2,458

Income per share from continuing operations:
Basic	$0.11	$0.11
Diluted	$0.11	$0.11
Income per share from discontinued operations:
Basic	-	-
Diluted	-	-
Net income per share to common stockholders:
Basic	$0.11	$0.11
Diluted	$0.11	$0.11
Weighted average shares of common stock (basic)	22,288,103	21,881,189
Weighted average shares of common stock (diluted)	22,405,276	22,056,805
Weighted average O.P. units outstanding	82,997,932	83,397,876

FUNDS FROM OPERATIONS
Funds from operations	$16,240	$16,506
Funds from operations per share (2)	$0.15	$0.16
Outstanding common stock	22,370,770	21,953,211
Outstanding O.P. units	82,915,265	83,326,965
Weighted average O.P. units and common stock outstanding (diluted)	105,403,208	105,454,681

FUNDS FROM OPERATIONS CALCULATION	Three Months Ended Mar 31, 2011	Three Months Ended Mar 31, 2010
Net income	$9,936	$10,143
Add:
Depreciation and amortization	6,351	6,406
Depreciation and amortization in unconsolidated joint venture	60	60
Less:
Noncontrolling interests in joint ventures	(107)	(103)
Funds from operations	$16,240	$16,506

Funds From Operations (“FFO”) is a non-GAAP financial measurement used by real estate investment trusts (“REITs”) to measure and compare operating performance. As defined by NAREIT, FFO represents net income (loss) (computed in accordance with GAAP, accounting principles generally accepted in the United States of America), excluding gains (or losses) from debt restructuring and sales of property, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets) and after adjustments for unconsolidated partnerships and joint ventures. Management considers FFO to be an appropriate supplemental measure of the Company’s operating and financial performance because when compared year over year, it reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses and interest costs, providing a perspective not immediately apparent from net income. In addition, management believes that FFO provides useful information about the Company’s financial performance when compared to other REITs since FFO is generally recognized as the industry standard for reporting the operations of REITs. FFO should neither be considered as an alternative for net income as a measure of profitability nor is it comparable to cash flows provided by operating activities determined in accordance with GAAP. FFO is not comparable to similarly entitled items reported by other REITs that do not define them exactly as we define FFO.

PROPERTY AND OTHER DATA:	Three Months Ended Mar 31, 2011	Three Months Ended Mar 31, 2010
Total properties, end of period	111	112
Total square feet, end of period	8,011,026	8,088,923
Average monthly rental revenue per square foot (3)	$1.39 (7)	$1.33
Occupancy for leased properties	68.5%	65.1%
Straight-line rent	$(635)	$(237)
Leasing commissions	$194	-
Non-recurring capital expenditures	$926	-

LEASE ROLLOVER SCHEDULE:

Year	# of Leases	Rentable Square Feet	2011 Base Rent (5)
2011 (4)	10	441,970	$7,608,267
2012	13	791,223	15,267,698
2013	6	339,123	4,971,350
2014	20	1,625,113	26,223,937
2015	8	587,437	9,178,833
2016	4	196,279	3,672,284
2017	10	605,557	7,826,608
2018	3	265,612	1,120,944
2019	1	165,000	2,931,834
Thereafter	3	208,768	4,327,563
Total	78	5,226,082	$83,129,318

BALANCE SHEETS
	March 31, 2011	December 31, 2010

Assets
Investments in real estate:
Land	$322,076	$322,076
Buildings and improvements	791,350	790,424
Real estate related intangible assets	1,120	3,240
Total investments in properties	1,114,546	1,115,740
Accumulated depreciation and amortization	(227,734)	(224,027)
Assets held for sale, net	3,267	3,267
Net investments in properties	890,079	894,980
Investment in unconsolidated joint venture	3,747	3,830
Net investments in real estate	893,826	898,810
Cash and cash equivalents	2,108	3,988
Restricted cash	6,820	6,892
Deferred rent	17,306	17,941
Other assets, net	40,903	40,653
Total assets	$960,963	$968,284

Liabilities and Equity
Liabilities:
Mortgage notes payable	$342,182	$345,770
Mortgage note payable – related parties	7,580	7,721
Interest payable	1,642	1,659
Security deposits	4,415	4,605
Prepaid rent	4,768	6,526
Liability related to assets held for sale	8	-
Dividends and distributions payable	13,832	15,793
Accounts payable and accrued expenses	20,566	16,239
Total liabilities	394,993	398,313

Commitments and contingencies.

Equity:
Stockholders’ equity:
Common stock, $.001 par value	22	22
Additional paid-in capital	174,186	172,568
Distributions in excess of accumulated earnings	(31,028)	(30,520)
Total stockholders’ equity	143,180	142,070
Noncontrolling interests in operating partnerships	422,790	427,901
Total equity	565,970	569,971
Total liabilities and equity	$960,963	$968,284

(1)
Includes approximately $124 and $159 in amortization expense for the three months ended March 31, 2011 and 2010, respectively, for the amortization of in-place lease value intangible asset pursuant to the Business Combinations Topic of the Financial Accounting Standards Board Accounting Standards Codification.

(2)	Calculated on a fully diluted basis. Assumes conversion of O.P. units outstanding into the Company’s common stock.

(3)
Average monthly rental revenue per square foot has been determined by taking the cash base rent for the period divided by the number of months in the period, and then divided by the average occupied square feet in the period.

(4)	Excludes five month-to-month leases for approximately 86,000 rentable square feet and $63 in cash rent.

(5)	Base rent reflects cash rent.

(6)	Includes a one-time rent adjustment of approximately $1,638 from a tenant dispute resolution.

(7)	Includes a one-time rent adjustment of approximately $1,638. Excluding the adjustment, the average monthly rental revenue per square foot would have been $1.29.